EXHIBIT 6.12
                                                                    ------------

                               Hold Back Agreement

THIS AGREEMENT is made this 1 day of October, 2001, between NOVACORP, L.L.C. ("Nova") with its principal office at 112 N. First Street, St. Charles, IL 60174, Condor Investment Trust ("Condor") with its principal office at Edens-Tower Plaza 790 Frontage Rd., Northfield, IL 60093 and RED OAK FINANCIAL CORP. ("Red Oak") with its principal office at 770 Frontage Road, Suite 134, Northfield, IL 60093 (hereinafter collectively referred to as "Consultants"), and EASY MONEY HOLDING CORPORATION (or any derivative company) with its principal address at 5295 Greenwich Road, Suite 108, Virginia Beach, Virginia (hereinafter referred to as the "Company") hereafter agree as follows:

(1) In exchange for 4% of the outstanding Shares of the Company (2%) each), Red Oak and Condor agree to perform certain financial services for the Company in connection with it becoming a publicly traded company. In connection with the Registration Statement, Red Oak and Condor agree not to sell 25% of their respective Shares until the expiration of six (6) months after the effective date of the Registration Statement and agree not to sell the remaining 50% of its Shares until nine (9) months after the effective date of the Registration Statement.

(2) In exchange for 2% of the fully diluted outstanding Shares of the company and $12,000 in cash, Nova agrees to perform certain financial services for the Company in connection with it becoming a publicly traded company. In connection with this Registration Statement, Novacorp agrees not to sell the Shares for a period of one (1) year after the effective date of this Registration Statement.

In witness whereof, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

To the Company:

                                    David Greenberg, President
                                    Easy Money Holding Corporation
                                    5295 Greenwich Road, Suite 6
                                    Virginia Beach, VA  23462

         To the Consultants:

                                    Frank Contaldo
                                    Novacorp, LLC
                                    112 N. First Street, Suite 201
                                    St. Charles, IL  60174

                                    John Prinz
                                    Condor Investment Trust
                                    Edens-Tower Plaza
                                    790 Frontage Road
                                    Northfield, IL  60093

                                    Merrill Weber
                                    Red Oak Financial Corp.
                                    770 Frontage Road, Suite 134
                                    Northfield, IL  60093

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

         COMPANY:                           EASY MONEY HOLDING CORPORATION


                                            By: /s/ David Greenberg, President


                  CONSULTANTS:              NOVACORP, LLC


                                            By: /s/ Frank Contaldo
                                                --------------------------------
                                                 (Its duly authorized officer)


                                            Frank Contaldo, Managing Director
                                            ------------------------------------
                                                 (Printed name and title)

                                            CONDOR INVESTMENT TRUST


                                            By:  /s/ John Prinz
                                            ------------------------------------
                                                 (Its duly authorized officer)


                                            John Prinz, President
                                            ------------------------------------
                                                 (Printed name and title)


                                            RED OAK FINANCIAL CORP.


                                            By: /s/ Merrill Weber
                                                --------------------------------
                                                   (Its duly authorized officer)


                                            Merrill Weber, President
                                            ------------------------------------
                                            (Printed name and title)